Exhibit 99.1
MERCANTILE BANCORP ANNOUNCES THIRD QUARTER EARNINGS AND
STRATEGIC DEVELOPMENTS
•	Steps Announced to Reduce Debt, Fortify Capital Structure

•	Company to Execute a Debt Exchange for Missouri Bank

•	Reaches Definitive Agreement to Sell Two Illinois Banks
Quincy, IL, November 23, 2009 – Mercantile Bancorp, Inc. (NYSE Amex: MBR) today reported an unaudited net loss of $1.4 million or $(.16) per share for the quarter ended September 30, 2009, compared with a net loss of $1.7 million or $(0.19) per share for the third quarter 2008. The Company reported $1.69 billion of total assets at September 30, 2009, compared with $1.77 billion at December 31, 2008 and $1.75 billion at September 30, 2008. Total loans, net of allowance for loan losses, stood at $1.25 billion at September 30, 2009, compared with $1.32 billion at year-end 2008 and $1.27 billion at September 30, 2008.
The Company also announced the second stage in a planned multi-step recapitalization plan to reduce its current debt and significantly increase its capital strength and balance sheet performance, positioning the Company for profitable future operations. Mercantile Bancorp has reached an agreement with R. Dean Phillips, the sole shareholder of Great River Bancshares, Inc. (“Great River”), to restructure debt owed to Mr. Phillips and Great River. As part of the restructuring, subject to the satisfaction of certain conditions, the Company will receive an additional $11 million in debt from Mr. Phillips and Great River, as well as a $7 million line of credit, and will repay approximately $28 million of the $33 million in outstanding debt owed to Mr. Phillips and Great River, by agreeing to exchange $28 million of debt for all of the issued and outstanding stock of HNB National Bank (“HNB Bank”) headquartered in Hannibal, Missouri.
The Company also announced it reached a definitive agreement to sell its two smallest banks, Brown County State Bank (“Brown”) and Marine Bank & Trust (“Marine”), both based in Illinois, to United Community Bancorp, Inc., of Chatham, Illinois, for a combined total of approximately $25.6 million, plus a possible additional amount of up to $2.3 million in the future, based on certain provisions being met. The sales are expected to yield a pre-tax gain to the Company of approximately $4.0 million, and are anticipated to close in the first quarter of 2010, pending regulatory approval. The Company plans to use the initial proceeds generated by the debt restructuring and the bank sales, a total of $53.6 million, to reduce its debt, soundly enhance the capital ratios of its remaining subsidiary banks and conserve cash to act as a source of strength to its remaining subsidiary banks.
“The banks we will divest are well-run, profitable institutions serving wonderful communities, and we had a number of interested parties,” said Awerkamp. “Throughout Mercantile’s ownership, they operated with relative independence and with their own brand identities. As such, our Board of Directors felt their exchange and sale would provide the next step to re-building our capital and cash positions without government assistance or shareholder dilution. When closed, these sales will reduce our total assets to approximately $1.08 billion.” Awerkamp added, “Though a difficult decision to divest quality banks, under the circumstances of the stressed economies we serve and the current regulatory focus on capital and liquidity, our Board of Directors determined it was in the best interests of our shareholders and the Company to pay down debt and restore capital levels both at the Company and its banks as efficiently and expeditiously as possible. This is an appropriate course for the Company, and is another positive step to solid capital restoration.”
HNB Bank had assets of $328.2 million at September 30, 2009, versus $353.2 million at September 30, 2008. Awerkamp said HNB’s performance has been improving throughout 2009. Though reporting a year-to-date net loss of $11.4 million, the bank absorbed a one-time goodwill impairment charge in the second quarter of $14.0 million. This is in comparison to net income of $2.3 million at September 30, 2008. HNB

Bank had loans outstanding of $262.7 million at September 30, 2009, versus $268.4 a year ago and deposits of $286.3 million compared with $274.6 million for the same period in 2008.
Marine Bank & Trust had assets of $194.0 million at September 30, 2009, versus $177.3 million at September 30, 2008. Awerkamp said Marine’s performance has been stable throughout 2009, reporting year-to-date net income of $1.4 million, with loans of $140.6 million at September 30, 2009, up slightly from a year ago and deposits of $167.4 million compared with $149.5 million for the same period in 2008. Brown County State Bank reported assets of $84.0 million with loan levels of $67.0 million at September 30, 2009, compared with $64.5 million at September 30, 2008. Brown County reported net income of $996,000 for the nine-month period ending September 30, 2009, generating a net interest margin of 4.17% and return on average assets of 1.59%, both ratios comparing favorably with peer group benchmarks, according to the Company.
In mid-October, the Company announced that pending regulatory approval, it had filed an application to merge Royal Palm Bank of Florida into Mercantile Bank. Given the restructuring of its debt, sale of three of its subsidiary banks, and the resulting increased capitalization of its remaining subsidiary banks, the Company expects to withdraw the application for that proposed merger and keep the Florida bank charter as it will be able to meet all regulatory capital requirements. “That step was predicated on a most efficient use of our capital and the necessary timetable to meet requirements prior to reaching an agreement on the asset divestitures,” Awerkamp said. “Once the collective asset sales and debt restructuring materialized, it allowed us to rethink that decision.”
Debt Restructuring
As of September 30, 2009, the Company was current on its interest and principal payments, but in breach of certain financial covenants under its loan agreement with Great River. On November 21, 2009, the Company and Great River entered into a second waiver and amendment under the loan agreement that, among other things, waived the Company’s breaches of financial covenants and extended certain of the maturity dates of the principal payments under the loan agreement with Great River to January 15, 2010 and March 31, 2010, as applicable. As a result of the waiver of defaults, the Company is not considered in breach of the loan agreement at this time.
In addition, as part of the second waiver and amendment under the loan agreement, subject to the satisfaction of certain conditions, the Company will borrow $11 million from Great River on a short-term basis, for use by the Company to maintain its subsidiary banks’ capital ratios at or above well-capitalized status, which will be repaid with the proceeds of the closing of the asset sales and the exchange for HNB Bank. The second waiver and amendment under the loan agreement also provides the Company with a $7 million revolving credit line until December 31, 2010, for future liquidity needs, if necessary. Upon the closing of all planned transactions, the Company anticipates no immediate need to use the line.
Core Operations Remain Stable
Awerkamp noted that the Company’s core operations demonstrated encouraging results and relative stability year-over-year. Total deposits of $1.43 billion at September 30, 2009, were consistent with $1.44 billion at September 30, 2008, and down slightly compared with $1.46 billion at December 31, 2008. Third quarter 2009 net interest income was $11.6 million compared with $11.7 million in the third quarter of 2008. Total noninterest income of $3.3 million in the third quarter of 2009 rose slightly compared with $3.1 million for the three months ended September 30, 2008. Asset management and brokerage activities were down slightly year-over-year, offset by higher customer service fee income and gains on loan sales.
“The performance of our flagship Mercantile Bank, continued to reflect strength and, in some key areas, growth,” said Awerkamp. “We noted a number of positive trends at Mercantile, including year-over-year growth in loans, net interest income and the net interest margin ratio. Sound management of interest rate exposure enabled bank to lower its cost of funds in each of the past six quarters, while expanding its net interest margin. The bank recorded third quarter 2009 net income of $1.3 million, its highest in several quarters.”

Addressing the recapitalization plan, Awerkamp explained: “For several quarters, the Company’s performance has felt the negative impact of legacy loan issues at our Florida and Kansas subsidiaries. We have taken aggressive steps to turn these banks around and are seeing positive results, though slower than we would like. The loan issues have been identified and are being managed through conclusion at a pace dictated by the economy and jurisdiction, but this action will give the management teams of those banks the freedom and capital adequacy to focus on a return to profitability.”
He also noted the management team at Heartland Bank in Leawood, Kansas, working closely with Mercantile Bancorp management, has generated consecutive quarter improvements in net interest margin in 2009. Mercantile has a 56% controlling interest in Heartland’s parent corporation, Mid-America Bancorp, Inc. Awerkamp explained Heartland has been aggressive in reserving for potential losses and in working to liquidate their problem assets, and narrowed its net loss in the third quarter of 2009 compared with third quarter 2008. For the nine months ended September 30, 2009, Mercantile Bancorp recognized a loss of $1.8 million related to its interest in Mid-America versus a $2.6 million loss for the same period in 2008.
For the nine months ended September 30, 2009, Mercantile Bancorp reported a net loss of $54.3 million or $(6.24) per share compared with a net loss of $2.1 million or $(0.24) per share in the first nine months of 2008. A significant portion of the 2009 loss reflects a non-cash goodwill impairment loss of $44.6 million related to its Royal Palm acquisition, which was recorded in the second quarter of 2009. Also in the first nine months of 2009, the Company recognized non-cash impairment charges on its equity investments in other financial institutions of $3.2 million. Expenses during the period include deposit insurance premiums of $3.1 million compared with $715,000 in the nine months of 2008. These increased premiums include a special assessment levied by the FDIC in second quarter 2009.
Net interest income in the nine-month period ended September 30, 2009, was $32.7 million compared with $32.8 million for the same period in the prior year. Awerkamp explained that the Company’s ability to significantly lower total interest expense was a key factor in maintaining 2009 net interest income at a level comparable to 2008. Management noted the Company, on a year-over-year basis, had slightly lower operating costs, including salaries and benefits, occupancy and equipment expense. Numerous cost and expense management programs were implemented more than a year ago, and these have helped its subsidiary banks maintain stable performance in a difficult economy while providing uncompromised levels of service to customers.
Awerkamp concluded, “The deliberate and decisive actions taken will contract the company, but soundly position it to go forward with reduced debt, a solid capital footing and sound management teams. We retain considerable future upside in our Illinois, Indiana, Missouri, Kansas and Florida markets, particularly as the economy strengthens.”
“While these steps will change the makeup of our Company’s assets, they will not change our commitment and dedication to our shareholders, our customers, our employees and the communities we serve. This is, and always has been our strength and our greatest opportunity. As we go forward, we will continue to focus and build upon these core values.”
The Board of Directors continues to evaluate strategic initiatives to further strengthen the Company’s capital base and enhance shareholder value. These strategic alternatives may include asset sales, capital raising and other recapitalization transactions.
About Mercantile Bancorp
Mercantile Bancorp, Inc. is a Quincy, Illinois-based bank holding company with majority-owned subsidiaries consisting of three banks in Illinois and one each in Missouri, Kansas, and Florida, where the Company conducts full-service commercial and consumer banking business, engages in mortgage banking, trust services and asset management, and provides other financial services and products. The Company also operates a Mercantile Bank branch office in Indiana. In addition, the Company has minority investments in eight community banks in Missouri, Georgia, Florida, Colorado, California and Tennessee. Further information is available on the company’s website at www.mercbanx.com.

Forward-Looking Statements
This press release may contain “forward-looking statements” which reflect the Company’s current views with respect to future events and financial performance. The Private Securities Litigation Reform Act of 1995 (“the Act”) provides a safe harbor for forward-looking statements that are identified as such and are accompanied by the identification of important factors that could cause actual results to differ materially from the forward-looking statements. For these statements, the Company, together with its subsidiaries, claims the protection afforded by the safe harbor in the Act. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors that may cause actual results to differ from expectations, are set forth in our Annual Report on Form 10-K for the year ended December 31, 2008, and Forms 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009, as on file with the Securities and Exchange Commission, and include, among other factors, the following: general business and economic conditions on both a regional and national level; fluctuations in real estate values; the level and volatility of the capital markets, interest rates, and other market indices; changes in consumer and investor confidence in, and the related impact on, financial markets and institutions; estimates of fair value of certain Company assets and liabilities; federal and state legislative and regulatory actions; various monetary and fiscal policies and governmental regulations; changes in accounting standards, rules and interpretations and their impact on the Company’s financial statements. The words “believe,” “expect,” “anticipate,” “project,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements. Any forward-looking statements in this release speak only as of the date of the release, and we do not assume any obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.
FINANCIAL TABLES FOLLOW

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2009	2008
	(In Thousands)
	(Unaudited)
ASSETS

Cash and cash equivalents	$101,407	$89,821
Securities	201,428	194,097
Loans held for sale	1,984	4,366
Loans, net of allowance for loan losses	1,250,551	1,315,907
Premises and equipment	39,085	40,616
Interest receivable	9,768	10,240
Cash surrender value of life insurance	27,108	25,278
Goodwill	—	44,653
Other	54,474	50,005

Total assets	$1,685,805	$1,774,983

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Deposits	$1,425,745	$1,462,276
Short-term borrowings	72,734	49,227
Long-term debt	120,410	146,519
Interest payable	4,992	4,280
Other	11,018	7,989

Total liabilities	1,634,899	1,670,291

Total Mercantile Bancorp, Inc. stockholders’ equity	46,587	98,957

Noncontrolling Interest	4,319	5,735

Total equity	50,906	104,692

Total liabilities and equity	$1,685,805	$1,774,983

MERCANTILE BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Nine Months Ended
	September 30,	September 30,
	2009	2008
	(In Thousands)
	(Unaudited)
Interest Income:
Loans and fees on loans	$56,603	$63,203
Securities:
Taxable	4,953	5,832
Tax exempt	1,254	1,500
Other	318	776

Total interest income	63,128	71,311

Interest Expense:
Deposits	24,054	31,782
Short-term borrowings	1,854	800
Long-term debt	4,555	5,590

Total interest expense	30,463	38,532

Net Interest Income	32,665	32,779

Provision for Loan Losses	18,736	11,083

Net Interest Income After Provision for Loan Losses	13,929	21,696

Noninterest Income:
Fiduciary activities	1,953	2,053
Brokerage fees	940	1,398
Customer service fees	2,912	3,232
Other service charges and fees	905	724
Net gains on loan sales	1,740	824
Net gains on sales of available-for-sale securities	—	943
Other	1,825	1,544

Total noninterest income	10,275	10,718

Noninterest Expense:
Salaries and employee benefits	19,951	20,643
Net occupancy expense	2,536	2,628
Equipment expense	2,580	2,594
Deposit insurance premium	3,149	715
Professional fees	2,475	1,593
Postage and supplies	896	958
Net (gains) losses on sale of assets	23	(370)
Losses on foreclosed assets	2,158	1,010
Net loss on securities	—	4,032
Other than temporary losses on available-for-sale and cost method investments	3,238	1,520
Goodwill Impairment Loss	44,650	—
Other	6,337	6,263

Total noninterest expense	87,993	41,586
Income (Loss) Before Income Taxes and Noncontrolling Interest	(63,789)	(9,172)
Income Tax Benefit	(8,092)	(5,011)

Net Income (Loss)	(55,697)	(4,161)

Less: Net Income (Loss) attributable to Noncontrolling Interest	(1,415)	(2,054)

Net Income (Loss) attributable to Mercantile Bancorp, Inc.	$(54,282)	$(2,107)

MERCANTILE BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	September 30,	September 30,
	2009	2008
	(In Thousands)
	(Unaudited)
Interest Income:
Loans and fees on loans	$18,707	$20,921
Securities:
Taxable	1,574	1,881
Tax exempt	415	487
Other	131	236

Total interest income	20,827	23,525

Interest Expense:
Deposits	7,177	9,905
Short-term borrowings	636	217
Long-term debt	1,437	1,723

Total interest expense	9,250	11,845

Net Interest Income	11,577	11,680

Provision for Loan Losses	5,591	4,480

Net Interest Income After Provision for Loan Losses	5,986	7,200

Noninterest Income:
Fiduciary activities	652	673
Brokerage fees	382	481
Customer service fees	1,088	1,007
Other service charges and fees	313	290
Net gains on loan sales	299	181
Net gains on sales of available-for-sale securities	—	—
Other	531	478

Total noninterest income	3,265	3,110

Noninterest Expense:
Salaries and employee benefits	6,640	6,745
Net occupancy expense	776	878
Equipment expense	922	904
Deposit insurance premium	809	492
Professional fees	758	470
Postage and supplies	295	324
Net (gains) losses on sale of assets	9	6
Net gains (losses) on foreclosed assets	545	517
Net loss on securities	—	4,031
Other than temporary losses on available-for-sale and cost method investments	692	1,257
Goodwill Impairment Loss	—	—
Other	1,902	1,978

Total noninterest expense	13,348	17,602
Income (Loss) Before Income Taxes and Noncontrolling Interest	(4,097)	(7,292)
Income Tax Benefit	(2,249)	(3,937)

Net Income (Loss)	(1,848)	(3,355)

Less: Net Income (Loss) attributable to Noncontrolling Interest	(488)	(1,662)

Net Income (Loss) attributable to Mercantile Bancorp, Inc.	$(1,360)	$(1,693)

MERCANTILE BANCORP, INC.
SELECTED FINANCIAL HIGHLIGHTS

	Nine Months Ended
	September 30,	September 30,
	2009	2008
	(Dollars In Thousands
	except share data)
	(Unaudited)
EARNINGS AND PER SHARE DATA
Basic Earnings Per Share	$(6.24)	$(.24)
Weighted average shares outstanding	8,703,330	8,707,577
Cash dividends paid per share	N/A	$.18
Book value per share	$5.35	$12.00
Tangible book value per share (1)	$4.94	$6.41
Ending number of common shares outstanding	8,703,330	8,703,329

AVERAGE BALANCES
Assets	$1,754,969	$1,674,041
Securities	$195,534	$205,009
Loans (2)	$1,314,928	$1,246,939
Earning assets	$1,612,661	$1,497,570
Deposits	$1,475,928	$1,362,325
Interest bearing liabilities	$1,513,012	$1,419,956
Stockholders’ equity	$80,057	$106,976

END OF PERIOD FINANCIAL DATA
Net interest income	$32,665	$32,779
Loans (2)	$1,279,962	$1,294,170
Allowance for loan losses	$27,427	$18,914

PERFORMANCE RATIOS
Return on average assets	(4.14%)	(.17%)
Return on average equity	(90.65%)	(2.63%)
Net interest margin	2.70%	2.92%
Interest spread	2.53%	2.73%
Efficiency ratio	205%	95%
Allowance for loan losses to loans (2)	2.14%	1.46%
Allowance as a percentage of non-performing loans	46%	58%
Average loan to deposit ratio	89%	92%
Dividend payout ratio	N/A	N/A

ASSET QUALITY
Net charge-offs	$14,776	$4,963
Non-performing loans	$59,203	$32,459
Other non-performing assets	$14,259	$4,689

(1)	Net of goodwill and core deposit intangibles

(2)	Loans include loans held for sale and nonaccrual loans
# # #

MERCANTILE BANCORP, INC.
SELECTED FINANCIAL HIGHLIGHTS

	Three Months Ended
	September 30,	September 30,
	2009	2008
	(Dollars In Thousands
	except share data)
	(Unaudited)
EARNINGS AND PER SHARE DATA
Basic Earnings Per Share	$(.16)	$(.19)
Weighted average shares outstanding	8,703,330	8,703,371
Cash dividends paid per share	N/A	$.06
Book value per share	$5.35	$12.00
Tangible book value per share (1)	$4.94	$6.41
Ending number of common shares outstanding	8,703,330	8,703,329

AVERAGE BALANCES
Assets	$1,709,410	$1,706,467
Securities	$197,153	$203,075
Loans (2)	$1,296,650	$1,275,671
Earning assets	$1,600,200	$1,526,833
Deposits	$1,461,186	$1,412,587
Interest bearing liabilities	$1,495,655	$1,454,501
Stockholders’ equity	$47,806	$105,822

END OF PERIOD FINANCIAL DATA
Net interest income	$11,577	$11,680
Loans (2)	$1,279,962	$1,294,170
Allowance for loan losses	$27,427	$18,914

PERFORMANCE RATIOS
Return on average assets	(.32%)	(.39%)
Return on average equity	(11.29%)	(6.35%)
Net interest margin	2.89%	3.06%
Interest spread	2.73%	2.90%
Efficiency ratio	90%	121%
Allowance for loan losses to loans (2)	2.14%	1.46%
Allowance as a percentage of non-performing loans	46%	58%
Average loan to deposit ratio	89%	90%
Dividend payout ratio	N/A	N/A

ASSET QUALITY
Net charge-offs	$14,776	$4,963
Non-performing loans	$59,203	$32,459
Other non-performing assets	$14,259	$4,689

(1)	Net of goodwill and core deposit intangibles

(2)	Loans include loans held for sale and nonaccrual loans
# # #